Emergent Capital Announces Plans to Voluntarily Delist from NYSE and Trade its Shares on the OTC Marketplace

BOCA RATON, Fla., January 23, 2017 - Emergent Capital, Inc. (NYSE: EMG) (“Emergent” or the “Company”) announced today that it intends to delist its common stock from the New York Stock Exchange (“NYSE”) and trade on the OTC Marketplace (“OTC”).

The Company believes it will not meet the standards required to list its shares on the NYSE.  After considering its options, the Company has determined that continued listing on the NYSE is not in the best interest of the Company and its shareholders.

The Company expects the delisting of its common stock from the NYSE will occur 10 days after the filing of Form 25 with the U.S. Securities and Exchange Commission. The Company anticipates filing its Form 25 on or about February 2, 2017 and expects that its common stock will begin trading on the OTC on or about February 3, 2017. However, in the event the NYSE were to initiate delisting of its common stock prior to the effectiveness of the voluntary transfer to the OTC as a result of the Company’s noncompliance with a continued listing requirement, its stock could begin trading on the OTC earlier than anticipated. The Company will remain subject to the public reporting requirements of the Securities and Exchange Commission following the transfer.

About Emergent Capital, Inc.
Emergent Capital (NYSE: EMG) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:
David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com
# # #